UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 12, 2026

BRAEMAR HOTELS & RESORTS INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway
Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On August 12, 2026, Ashford Pier House LP and Ashford TRS Pier House LLC, indirect subsidiaries of Braemar Hotels & Resorts Inc. (the “Company”), completed the sale of the 142-room Pier House Resort & Spa located in Key West, Florida pursuant to an Agreement of Purchase and Sale, dated as of July 13, 2026, by and among Last Mango Owner, LLC, as purchaser, for $190.0 million in cash ($1.3 million per key), subject to customary prorations and adjustments. Including anticipated capital expenditures of $11.8 million, the sale price represents a 7.3% capitalization rate on net operating income for the trailing 12 months ended June 30, 2026.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(b)    The unaudited pro forma financial information for the Company as of and for the six months ended June 30, 2026 and for the year ended December 31, 2025, is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

(d)    Exhibits

Exhibit Number         Description

99.1    Unaudited Pro Forma Financial Information of Braemar Hotels & Resorts Inc.
101    Inline Interactive Data Files.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAEMAR HOTELS & RESORTS INC.

Dated: August 17, 2026	By:	/s/ Jim Plohg
Jim Plohg
Executive Vice President, General Counsel & Secretary